February 5, 2007

Dear Wells REIT Stockholder:

We want to bring to your attention an important development in the life of Wells Real Estate Investment Trust, Inc. ("Wells REIT"). Pending majority stockholder approval, Wells REIT is proposing to acquire its third-party advisor companies, which are affiliates of Wells Real Estate Funds. The process of acquiring the Wells advisor companies is called "internalization," and the goal of this initiative is to prepare Wells REIT for the exit strategies phase. In order to move forward with internalization, Wells REIT filed a Form 8-K with the Securities and Exchange Commission (SEC) on February 5, 2007, disclosing the agreement to internalize the Wells third-party advisor companies.

In the next few weeks you will receive a proxy statement with complete details regarding internalization, including why the Wells REIT Board of Directors believes internalization is in the best interest of stockholders, and encouraging you to read the proxy statement carefully and vote on this important matter. We believe these materials should address any questions you may have on these topics.

Given this recent development, combined with the Board's objective to act in your best interest, the Board recently voted to temporarily suspend the Share Redemption Program (SRP) until the end of March 2007 to allow any investors who may have considered redeeming their shares enough time to evaluate this additional information.

The best sources for complete and timely information once it is filed with the SEC is the EDGAR section of the SEC's Web site at www.sec.gov or the Wells REIT Web site at www.wellsreit.com. The Wells Client Services team also is available at 800-557-4830 or via
e-mail at investor.services@wellsref.com. While there can be no assurance that the internalization transaction will be completed, please keep in mind that during this sensitive time, our staff will be allowed to share only information that has been previously filed with the SEC.

Thank you for your continued trust and confidence as a Wells REIT stockholder.

Sincerely,

Leo F. Wells, III

Chairman of the Board

Wells Real Estate Investment Trust, Inc.

cc: Financial Representative

(Continued on reverse)

Disclosures

This correspondence may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussion of the contemplated internalization transaction, discussion and analysis of the quality, nature and cost of other future actions, the amount and timing of the sale of real estate assets, and certain other matters. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," or other similar words. Readers of this correspondence should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this correspondence, which include satisfaction of the conditions to the closing of the internalization transaction, including obtaining stockholder approvals, changes in general economic conditions, changes in real estate conditions, increases in interest rates, the potential need to fund capital expenditures out of operating cash flow, and lack of availability of financing or capital proceeds. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

Cautionary Statements

In connection with this proposed transaction, Wells REIT intends to file a proxy statement and other related materials with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to Wells REIT stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed with the SEC by Wells REIT free of charge at the SEC's Web site, www.sec.gov, or from the Wells REIT Web site at www.wellsreit.com, or by calling the Wells REIT Client Services Department at 800-557-4830. Wells REIT directors, executive officers, and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Wells REIT in favor of the proposed transaction. Information about Wells REIT, its directors and its executive officers, and their ownership of Wells REIT securities, will be set forth in the proxy statement when it becomes available.